Exhibit 10.1

AGENCY AGREEMENT

August 27, 2010

IntelGenx Technologies Corp.
6425 Abrams
Ville St. Laurent, Quebec
H4S 1X9

Attention:         Horst G. Zerbe, President & CEO

Dear Sirs:

Re:         Private Placement of up to 6,500,000 Units of IntelGenx Technologies Corp.

We, Bolder Investment Partners, Ltd. (the “Agent”), understand that IntelGenx Technologies Corp. (the “Issuer”) proposes to sell up to 6,500,000 units (as hereinafter defined) at a price of $0.40 per Unit, and that the Issuer wishes to appoint the Agent as its sole and exclusive agent to distribute the Units to purchasers (the “Purchasers”) who are qualified to purchase such Units pursuant to the Exemptions (as defined below). The Agent is willing to accept such appointment, pursuant to the terms and conditions set forth below.

Each Unit is comprised of one Share (as hereinafter defined) and one non-transferable Share purchase warrant. Each Warrant (as hereinafter defined) will entitle the holder to purchase one additional Warrant Share (as hereinafter defined) of the Issuer for a period of 36 months from the date of issuance of the Warrants, subject to early expiration, at a price of $0.50 per Warrant Share.

1.               DEFINITIONS

1.1             In this Agreement:

(a)

“Acts” means the securities legislation of the Offering Jurisdictions and the regulations, rules, administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable Commissions, all as amended;

(b)	“Agent” has the meaning set forth in the preamble hereto;

(c)

“Agent’s Commission” means the commission which is set out in this Agreement and which is payable by the Issuer to the Agent in consideration for the services performed by the Agent under this Agreement;

(d)	“Agent’s Shares” means the Common Shares issuable on exercise of the Compensation Options;

(e)	“Business Day” means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia, or Montreal, Quebec;

(f)

“Certificates” means the certificates representing the Shares and the Warrants sold on the Closing in the names and denominations reasonably requested by the Agent or the Purchasers as set forth in writing on the Subscription Agreements, and the certificates representing the Compensation Options in the names and denominations reasonably requested by the Agent;

(g)	“Closing” means the closing of the purchase and sale of the Units;

(h)	“Closing Date” means the date on which Closing occurs;

(i)	“Commissions” means the provincial securities commission or other regulatory authority in each of the Offering Jurisdictions;

(j)	“Common Shares” means the shares of common stock in the capital of the Issuer;

(k)

“Compensation Options” means the options to acquire Agent’s Shares to be issued to the Agent in further consideration of the services performed by the Agent under this Agreement and having the terms described in Section 4.3;

(l)	“Corporate Finance Fee” has the meaning ascribed to that term in Section 4.2;

(m)

“Disclosure Record” means all prospectuses, information circulars, annual information forms, financial statements, management’s discussion and analysis, press releases, material change reports or other public documents filed by or with respect to the Issuer with the SEC or the applicable Commissions;

(n)	“Domestic Issuer” means “domestic issuer” as defined in Rule 902(e) of Regulation S;

(o)	“Exchange” means the TSX Venture Exchange;

(p)	“Exemptions” means the exemptions from the prospectus requirements of the Acts which are outlined in Section 2.3 and 2.10 of National Instrument 45-106;

(q)

“Intellectual Property” means all proprietary rights provided in law and at equity to all: (i) trademarks, service marks, trade dresses, logos, designs and slogans whether in word, mark, stylized or design format, registered and unregistered, throughout the world; (ii) patents and patent applications (respectively issued or filed throughout the world), as well as any re- examinations, extensions, and reissues thereof and any divisionals, continuations, continuation-in-parts and any other applications or patents that claim priority from such patents and applications, (iii) copyrights, registered and unregistered, and all rights, claims and privileges pertaining thereto; software and documentation therefore, (iv) inventions (whether or not patentable), formulas, processes, invention disclosures, technology, technical data or information; (v) all rights, claims and privileges pertaining thereto, all industrial designs, trade secrets, know-how, concepts, information; and (vi) other intellectual and industrial property and other proprietary rights information;

(r)	“Issuer” ” has the meaning set forth in the preamble hereto;

(s)	“Material Change” has the meaning defined in the Securities Act (Ontario);

(t)	“Material Fact” has the meaning defined in the Securities Act (Ontario);

(u)	“National Instrument 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions adopted by each of the Commissions;

(v)	“Offering Jurisdictions” means the provinces of British Columbia, Alberta, Ontario and Nova Scotia;

(w)	“Private Placement” means the offering of the Units on the terms and conditions of this Agreement;

(x)	“Purchasers” ” has the meaning set forth in the preamble hereto;

(y)	“Registration Rights Agreement” means the registration rights agreement attached as Appendix V to the Subscription Agreements;

(z)

“Registration Statement” means the registration statement that the Issuer agrees to file with the SEC pursuant to the Registration Rights Agreement to register the Shares, the Warrant Shares and the Agent’s Shares for resale pursuant to the terms of the Registration Rights Agreement;

(aa)	“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

(bb)	“Regulatory Authorities” means the Commissions and the Exchange;

(cc)	“SEC” means the United States Securities and Exchange Commission;

(dd)	“SEC Report” has the meaning set out in Section 13.1(n);

(ee)	“Securities” means the Units, the Shares, the Warrants, the Warrant Shares, the Compensation Options and the Agent’s Shares.

(ff)	“Shares” means the previously unissued shares of common stock in the authorized share structure of the Issuer, as presently constituted, which comprise part of the Units;

(gg)	“Subscription Agreements” means the subscription agreements among the Issuer and the Purchasers in which Purchasers agree to purchase the Units;

(hh)	“subsidiary” means a subsidiary (as such term is defined in the Securities Act (Ontario)) of the Issuer;

(ii)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(jj)	“Units” means the up to 6,500,000 units of the Issuer being offered for sale under the Private Placement, each comprised of one Share and one Warrant;

(kk)	“U.S. Exchange Act” means the United States Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

(ll)	“U.S. Person” has the meaning ascribed to that term in Regulation S;

(mm)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;

(nn)

“Warrant Shares” means the previously unissued shares of common stock in the authorized share structure of the Issuer, as presently constituted, which will be issued upon the exercise of the Warrants; and

(oo)	“Warrants” means the non-transferable Share purchase warrants of the Issuer, which comprise part of the Units and having the terms described in Section 3.

2.               APPOINTMENT OF AGENT

2.1             The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive agent of the Issuer. The Agent agrees to use commercially reasonable efforts to find and introduce to the Issuer potential purchasers to purchase up to 6,500,000 Units at a price of $0.40 per Unit, by way of private placement under the applicable Exemptions. The Agent will offer the Units to persons who the Agent reasonably believes, after customary inquiry, are persons that meet the criteria under the Exemptions, such that a prospectus does not need to be filed.

3.               WARRANTS

3.1             Each whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at any time from the Closing Date until 4 p.m. (Toronto time) on the date 36 months following the Closing Date at a price of $0.50 per Warrant Share.

3.2             Warrants are non-transferable and will not be listed on the Exchange or on any other public market.

3.3             The terms governing the Warrants will be set out in the certificates representing the Warrants, the form of which will be subject to the approval of the Issuer and the Agent, acting reasonably. The certificates representing the Warrants will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

3.4             The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

4.               AGENT’S COMPENSATION

4.1             In consideration of the services performed by the Agent under this Agreement, the Issuer will pay to the Agent the Agent’s Commission equal to 8.0% of the gross proceeds received by the Issuer from the sale of the Units to Purchasers, payable at Closing in cash.

4.2             The Issuer will also pay to the Agent a corporate finance fee (the “Corporate Finance Fee”) of $20,000 plus HST, payable in cash at the Closing.

4.3             Subject to section 2.1 hereof, in addition to payment of the Agent’s Commission and the Corporate Finance Fee, the Issuer will issue to the Agent at Closing that number of Compensation Options equal to 8.0% of the aggregate number of Units sold to Purchasers under the Private Placement. Each Compensation Option will entitle the holder to purchase one Agent’s Share at a price of $0.50. The Compensation Options are exercisable in whole or in part at any time from the Closing Date until 4 p.m. (Toronto time) on the date 24 months following the Closing Date.

4.4             The terms governing the Compensation Options will be set out in the certificates representing the Compensation Options, the form of which will be subject to the approval of the Issuer and the Agent, acting reasonably. The certificates representing the Compensation Options will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Agent’s Shares issued upon exercise of the Compensation Options upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

4.5             The amounts paid to the Agent under this section are in addition to and not in substitution for any other commission or remuneration payable to the Agent by the Issuer under any other agreement or arrangement.

4.6             The Agent acknowledges that the Compensation Options and Agent’s Shares will be subject to a "hold period" under Rule 144 under the U.S. Securities Act and possibly other resale restrictions under applicable securities legislation, including applicable Canadian securities legislation, and the policies of the SEC and may not be resold until the expiry of such hold periods except in accordance with limited exemptions under applicable securities legislation and regulatory policies and that the Issuer may cause a legend to such effect to be placed on the certificates representing the Compensation Options and the Agent’s Shares. Except as set forth herein, the Agent acknowledges that it is aware that until the expiry of all such hold periods and resale restrictions, (i) the Compensation Options and Agent’s Shares cannot be traded through the facilities of stock exchanges, including the Exchange, since the certificate is not freely transferable and consequently is not "good delivery" in settlement of transactions on such exchanges; and (ii) any such exchanges would deem the selling security holder to be responsible for any loss incurred on a sale made by it in the Compensation Options or Agent’s Shares.

4.7             The Agent acknowledges that the Compensation Options may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States, including the Agent’s U.S. affiliates, unless the Compensation Options and the Agent’s Shares issuable upon exercise of the Compensation Options are registered under the U.S. Securities Act and the securities laws of all applicable states or an exemption is available from the registration requirements of such laws.

5.               OFFERING RESTRICTIONS

5.1             The Agent will only sell the Units, on behalf of the Issuer, after customary inquiry by the Agent, to persons resident in the Offering Jurisdictions (or to persons outside the Offering Jurisdictions in compliance with Section 5.2) who represent themselves as being persons:

(a)	purchasing as principal; and

(b)	qualified to purchase the Units under one or more of the applicable Exemptions.

5.2             The Agent covenants and agrees that if it offers to sell or does sell any Units in jurisdictions other than the Offering Jurisdictions, such offers and sales shall be effected in accordance and compliance with the applicable laws of such jurisdictions and shall be effected in such manner so as not to: (i) require registration of any of the Securities, or the filing of a prospectus or other similar document with respect thereto; or (ii) subject the Issuer to any additional continuous disclosure or similar reporting requirements under the laws of any jurisdiction outside the Offering Jurisdictions.

5.3             Notwithstanding Section 5.2, neither the Issuer, the Agent, nor any of its affiliates, nor any person acting on behalf of any of the foregoing, will offer or sell any of the Securities to, or for the account or benefit of, U.S. Persons or persons in the United States, or undertake any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Securities in the United States. The Agent agrees that at the time any buy order for Units is placed and the subscription agreement for the Units is executed and delivered by clients of the Agent, the buyer (or its authorized signatory) will be outside the United States, or the Agent and all persons acting on its behalf will reasonably believe after customary inquiry that the buyer (or its authorized signatory) is outside the United States, and neither the Agent nor any person acting on their behalf will have knowledge that such transaction has been pre-arranged with a buyer that is a U.S. Person or person in the United States. The Issuer represents, warrants and covenants to and with the Agent that the Issuer will comply with all applicable securities laws of the United States, including the U.S. Securities Act, in connection with the Private Placement.

6.               SUBSCRIPTIONS

6.1             The Agent will use its best efforts to obtain from each Purchaser introduced by the Agent, and deliver to the Issuer, as soon as practicable but in any event before the Closing, duly completed and signed subscriptions in the form or forms consented to by the Issuer and executed by the Purchaser, together with all other documents required under the Exemptions or by the Exchange.

7.               FILINGS WITH THE REGULATORY AUTHORITIES

7.1             The Issuer will, in a timely manner, file all required documents, pay all required filing fees and undertake any other actions required by the rules and policies of the Exchange in order to obtain the acceptance of the Exchange for the issuance of the Securities.

7.2             Within 10 days of the Closing, or in such shorter time period after the Closing as required by law, the Issuer will file with the SEC and the Commissions any report(s) required to be filed by the U.S. Securities Act, the U.S. Exchange Act or the Acts, including under National Instrument 45-106, in connection with the Private Placement in the required form, and will provide the Agent’s legal counsel with copies of the report or reports.

8.               CLOSING

8.1             In this section “Proceeds” means the gross proceeds from the sale of Units on Closing plus any advance payments for expenses or on account of the Agent’s Commission made by the Issuer and held by the Agent at Closing, less:

(a)	the Agent’s Commission;

(b)	the reasonable expenses of the Agent, including the fees and disbursements of the Agent’s legal counsel, in connection with the Private Placement which have not been paid by the Issuer;

(c)	the Corporate Finance Fee;

(d)	any amount paid directly to the Issuer by Purchasers in connection with the Private Placement.

8.2             The Agent acknowledges receipt of a non-refundable retainer of $10,000 paid by the Issuer as an advance payment against the Agent’s expenses in connection with the Private Placement.

8.3             Closing may occur in one or more tranches and, subject to satisfaction or waiver by the applicable parties of the conditions set out in Section 9, the Issuer and the Agent will cause Closing of each such tranche to take place on a date or dates mutually agreeable to the parties.

8.4             The Issuer will, on Closing, issue and deliver the Certificates to the Agent against payment of the Proceeds.

8.5             If the Issuer has satisfied all of its material obligations under this Agreement, the Agent will, on Closing, pay the Proceeds to the Issuer against delivery of the Certificates.

8.6             The Issuer will endorse the certificates representing any Shares, Warrants, Compensation Options, Warrant Shares or Agent’s Shares issued upon the exercise of the Compensation Options issued prior to the expiry of applicable hold periods with any legends which may be required by any of the Regulatory Authorities.

9.               CONDITIONS OF CLOSING

9.1             The obligations of the Agent on Closing will be conditional upon the following:

(a)

the Issuer will be a “reporting issuer” in each of British Columbia, Alberta, Manitoba, Ontario and Quebec, the Issuer’s Common Shares will be listed and posted for trading on the Exchange and the Issuer will not be in material default of any of the requirements of the Acts or any of the administrative policies or notices of the Exchange;

(b)

the Issuer will have delivered to the Agent and its legal counsel favourable opinions of the Issuer’s U.S. and Canadian legal counsel dated as of the date of Closing, addressed to the Agent, in such form as is acceptable to the Agent and its legal counsel as to all legal matters reasonably requested by the Agent relating to the business of the Issuer and the creation, issuance and sale of the Securities;

(c)

the Issuer will have delivered to the Agent and its legal counsel a certificate of the Issuer, dated as of such date requested by the Agent and signed by the chief executive officer and the chief financial officer of the Issuer, or by such other officers approved by the Agent, certifying certain facts specified by the Agent and relating to the Issuer and its affairs;

(d)	the Agent will have completed its due diligence review of the Issuer and the results will have been satisfactory to the Agent, in its sole discretion acting reasonably;

(e)

the Issuer will have delivered to the Agent and its legal counsel such other certificates relating to the Private Placement or the affairs of the Issuer as the Agent or its legal counsel may reasonably request; and

(f)

each representation and warranty of the Issuer which is contained in this Agreement continues to be true in all material respects, and the Issuer will have performed or complied in all material respects with all of its covenants, agreements and obligations under this Agreement.

9.2             The Closing and the obligations of the Issuer and the Agent to complete the issue and sale of the Securities are subject to:

(a)	receipt of all required regulatory approvals for or acceptance of the Exchange for:

	(i)	the issuance of the Securities; and

	(ii)	the listing on the Exchange of the Shares, the Warrant Shares and the Agent’s Shares; and

(b)	the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Private Placement.

10.             MATERIAL CHANGES

10.1           The Issuer agrees that if, between the date of this Agreement and the Closing, a Material Change or a change in a Material Fact occurs in respect of the Issuer, the Issuer will:

(a)	as soon as practicable notify the Agent in writing, setting forth the particulars of such change;

(b)

as soon as practicable, issue and file with the applicable Regulatory Authorities a press release that is authorized by a senior officer of the Corporation disclosing the nature and substance of the change;

(c)

as soon as practicable, and in any event no later than 10 days after the date on which the change occurs, file with the Commissions any report required by the applicable Acts which discloses the change; and

(d)	provide copies of that press release, when issued, and that report, when filed, to the Agent and its legal counsel.

11.             ISSUER OBLIGATIONS

11.1           The Issuer further agrees to:

(a)	fully comply with the covenants made by the Issuer in the subscription agreements (the “Subscription Agreements”) entered into between the Issuer and each of the Purchasers;

(b)

as soon as reasonably possible, take all such steps as may reasonably be necessary to enable the Units to be lawfully offered for sale and sold on a private placement basis under applicable Exemptions to Purchasers in the Offering Jurisdictions through the Agent or other investment dealers or brokers registered in the applicable jurisdictions, including the filing of such reports, within prescribed time periods, as may be required under the Acts and the U.S. Securities Act;

(c)

permit the Agent and its legal counsel to participate fully in the preparation of any documents regarding the Private Placement and allow the Agent and its legal counsel to conduct all due diligence which the Agent may reasonably require or request; and

(d)	ensure that the distribution of the Units will fully comply with the requirements of the Acts, the U.S. Securities Act and the policies of the Exchange.

11.2           The Issuer will immediately send to the Agent and its legal counsel copies of all correspondence and filings to and correspondence from the Regulatory Authorities relating to the Private Placement.

12.             TERMINATION

12.1           The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Closing if:

(a)	an adverse Material Change, or an adverse change in a Material Fact relating to any of the Securities occurs or is announced by the Issuer;

(b)

there is an event, accident, law or governmental regulation or other occurrence of any nature which, in the opinion of the Agent, acting reasonably, seriously affects or would be expected to seriously affect the financial markets, or the business or operations of the Issuer or any of its subsidiaries, or the market price or value of the Issuer’s securities or the ability of the Agent to perform its obligations under this Agreement;

(c)

following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or of the state of the financial markets in general, or the state of the market for the Issuer’s securities in particular, the Agent determines, in its sole discretion, acting reasonably, that it is not in the interest of the Purchasers to complete the purchase and sale of the Units;

(d)

an enquiry or investigation (whether formal or informal) or other proceeding in relation to the Issuer, or any of the Issuer’s directors, officers or promoters, is announced, commenced or threatened by any court, any Commission, the SEC, the Exchange or any other competent authority;

(e)

any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in any securities of the Issuer is made, or proceedings are announced or commenced for the making of such order by a competent regulatory authority and that order is still in effect and has not been rescinded, revoked or withdrawn;

(f)	the results of the Agent’s due diligence review of the Issuer are not satisfactory as determined by the Agent in its sole discretion, acting reasonably;

(g)	the Issuer is in breach of a material term of this Agreement;

(h)	any of the representations or warranties made by the Issuer in this Agreement is false or has become false; or

(i)	the Exchange will not accept for filing documentation relating to the Private Placement.

12.2           The rights of the Agent to terminate this Agreement are in addition to such other remedies as they may have in respect of any default, misrepresentation, act or failure of the Issuer in respect of any of the matters contemplated by this Agreement.

12.3           Notwithstanding any other term hereof, this Agreement will terminate if the Closing does not occur within 90 days of the reference date of this Agreement.

13.             WARRANTIES, REPRESENTATIONS AND COVENANTS

13.1           The Issuer warrants and represents to and covenants with the Agent that, as at the time of this Agreement:

(a)

the Issuer and each of its subsidiaries is a valid and subsisting corporation duly incorporated and in good standing under the jurisdiction in which it is incorporated, continued or amalgamated and has all requisite corporate power and authority to carry on its respective businesses, as now conducted and as presently proposed to be conducted and to own its respective assets;

(b)

the Issuer and each of its subsidiaries is duly incorporated and authorized to carry on business in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction;

(c)

the Issuer has no direct or indirect subsidiaries and does not own any securities of any entity (excluding portfolio investments) other than securities in the capital of IntelGenx Corp. and 6544631 Canada Inc. which are held as follows: (a) the Issuer holds 100% of the outstanding securities of 6544631 Canada Inc. except for the Special Shares in the capital of 6544631 Canada Inc. which are not held by the Issuer and which are exchangeable by their holders, on a one for one basis, into shares of common stock of the Issuer; (b) 6544631 Canada Inc. holds all of the outstanding securities of IntelGenx Corp.; and (c) no other person has any other right, option or agreement to acquire any securities of such subsidiaries;

(d)

the authorized share capital of the Issuer consists of 100,000,000 Common Shares with a par value of US$0.00001 and 20,000,000 shares of preferred stock with a par value of US$0.00001 and, as at August 25, 2010, 33,081,271 Common Shares and no shares of preferred stock were issued and outstanding as fully paid and non-assessable shares in the capital of the Issuer;

(e)

the Issuer will reserve or set aside sufficient Common Shares in its treasury to issue the Shares, the Warrant Shares and the Agent’s Shares, and upon the issuance thereof, the Shares, the Warrant Shares and the Agent’s Shares will all be duly and validly issued as fully paid and non-assessable;

(f)

the representations made by the Issuer in the Subscription Agreements are accurate in all material respects and will omit no fact, the omission of which would make any such representations misleading or incorrect;

(g)

the Issuer is a “reporting issuer” in the province of British Columbia, Alberta, Manitoba, Ontario and Quebec and is not in material default of or in material non- compliance with any of the requirements of the U.S. Securities Act, the U.S. Exchange Act, the Acts or any of the administrative policies or notices of the Exchange;

(h)

no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or any of its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(i)

the Issuer is in material compliance with the applicable filing and certification requirements of each of National Instrument 51-102 Continuous Disclosure Obligations and Multilateral Instrument 52-109 Certification of Disclosure in Issuer’s Annual and Interim Filings;

(j)	to the Issuer’s knowledge, the Issuer’s auditors are independent public accountants as required by the Acts;

(k)	there has never been any reportable event (within the meaning of National Instrument 51-102) with the present or any former auditor of the Issuer;

(l)

the Common Shares are listed for trading on the Exchange and the Shares and Warrant Shares to be issued hereunder will, at the time of issue, be conditionally listed on the Exchange or otherwise accepted for listing on the Exchange;

(m)

the Securities will not be subject to a restricted period or statutory hold period under the Acts or to any resale restrictions under the policies of the Exchange which extends beyond four months and one day after the issuance of the Securities;

(n)

except as qualified by the Disclosure Record, the Issuer or its subsidiaries, as the case may be, is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record and all agreements by which the Issuer or any of its subsidiaries holds an interest in a property, business or assets are in good standing according to their terms and the properties in which the Issuer or a subsidiary holds an interest are in good standing under the applicable laws of the jurisdictions in which they are situated;

(o)

there are no material misrepresentations in any of the documents that comprise the Disclosure Record or other publicly filed documents relating to the Issuer or its properties or assets which have not been superseded by subsequent disclosure in the Disclosure Record and the Disclosure Record does not omit any Material Fact relating to the Issuer or its subsidiaries;

(p)

neither the issuer nor any subsidiary thereof has committed an act of bankruptcy or is insolvent, has proposed a compromise or arrangement to its creditors generally, has had a petition or a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceedings with respect to a compromise or arrangement, has taken any proceedings to have itself declared bankrupt or wound-up, has taken any proceedings to have a receiver appointed for any of its property or has had any execution or distress become enforceable or become levied upon any of its property;

(q)

the Issuer’s consolidated financial statements contained in the Disclosure Record have all been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer and its subsidiaries (on a consolidated basis), as of the date thereof, and no adverse Material Changes in the financial position of the Issuer or any of its subsidiaries have taken place since the date of the most recent such audited financial statements and, to the Issuer’s knowledge, the accounting firm that has audited the Issuer’s consolidated financial statements contained in the Disclosure Record is an independent public accountant as required by the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”) and is registered and in good standing with PCAOB;

(r)

each report filed with the SEC (an “SEC Report”) containing financial statements that has been filed with or submitted to the SEC since December 31, 2006 by or on behalf of the Issuer, was accompanied by the certifications required to be filed or submitted by the Issuer’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); at the time of filing or submission of each certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Issuer nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification;

(s)

there is and has been no failure on the part of the Issuer or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes- Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans;

(t)

the Issuer has materially complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Acts and the Delaware General Corporation Law in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

(u)

there is no Material Change relating to the Issuer or any of its subsidiaries, and no change in any Material Fact relating to any of the Units which has not been or will not be fully disclosed in accordance with the requirements of the Acts, the U.S. Exchange Act and the policies of the Exchange;

(v)

the issue and sale of the Securities by the Issuer do not and will not conflict with, or result in a breach of, any of the terms of the Issuer’s incorporating documents or any agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which it is bound;

(w)

other than as disclosed in the Disclosure Record, neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its respective business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings are contemplated or have been threatened;

(x)

neither the Issuer nor any of its subsidiaries, nor to the best of the Issuer’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any contract entered into by the Issuer or any subsidiary which is material to the business of the Issuer or any subsidiary on a consolidated basis and, to the best of the Issuer’s knowledge, no event has occurred which with notice or lapse of time or both would directly or indirectly constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Issuer;

(y)	there are no judgments against the Issuer or any of its subsidiaries which are unsatisfied, nor is the Issuer or any of its subsidiaries subject to any consent decrees or injunctions;

(z)

this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has full corporate power and authority to undertake the Private Placement, and this Agreement and the Subscription Agreements have been or will by the Closing be duly authorized, executed and delivered by the Issuer and are or will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms subject to laws relating to creditors’ rights generally, the availability of equitable remedies and except as rights to indemnity and contribution may be limited by applicable law;

(aa)

except as disclosed in the Disclosure Record, no person has or will, at Closing, have any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or any of its subsidiaries or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

(bb)

the Issuer and each of its subsidiaries has filed all federal, provincial, local and foreign tax returns which are required to be filed, or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

(cc)

the Issuer and each of its subsidiaries has established on its respective books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or any of its subsidiaries except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or any of its subsidiaries which are known by the Issuer’s management to be pending, and there are no claims which have been or, to the Issuer’s knowledge, may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer or any of its subsidiaries;

(dd)

except as disclosed in the Disclosure Record, all operations of the Issuer and each of its subsidiaries have been conducted in accordance with good industry practices and to the best of the Issuer’s knowledge, in material compliance with applicable laws, rules, regulations, orders and directions of government and other competent authorities and, except as described in the Disclosure Record, the Issuer has all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity including, without limitation, the United States Food and Drug Administration (the “FDA”) and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA, to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect;

(ee)

the minute books of the Issuer and each of its subsidiaries as provided or made available to the Agent are true and correct in all material respects and contain all the resolutions of its directors and shareholders, save for the resolutions approving the Private Placement;

(ff)

the Issuer or its subsidiaries owns or has the right to use under license, sublicense or otherwise all material Intellectual Property used by the Issuer and its subsidiaries in each of their respective business. The Intellectual Property owned by the Issuer and its subsidiaries is free and clear of any and all liens, encumbrances or security interests of any nature, except for encumbrances or security interests granted in respect of general bank security incurred or granted, as the case may be, in the ordinary course of business;

(gg)

except as disclosed in the Disclosure Record, there are no material restrictions on the ability of the Issuer and its subsidiaries to use and exploit all rights in the Intellectual Property required in the ordinary course of their respective businesses as currently conducted;

(hh)	none of the rights of the Issuer or any of its subsidiaries in any Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement;

(ii)

except as disclosed in the Disclosure Record, neither the Issuer nor any of its subsidiaries has received any notice of infringements of the Intellectual Property of any third party and, to the knowledge of the Issuer, there are no material infringements of or conflicts with asserted rights of others with respect to any of the Intellectual Property of the Issuer or any subsidiaries or of circumstances that would render any of the Issuer’s or any subsidiary’s Intellectual Property invalid or inadequate to protect the interests of the Issuer or the subsidiaries therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy would have a material adverse effect on the Issuer and its subsidiaries, on a consolidated basis;

(jj)

the Issuer and each of its subsidiaries has taken reasonable measures to protect and preserve the confidentiality of all confidential information, trade secrets, know how and other non-patented proprietary information of the Issuer and its subsidiaries, and to protect and preserve its rights to all copyrighted material, confidential information, trade secrets, know how and other non-patented proprietary information relating to the business of the Issuer and its subsidiaries and developed or acquired by the Issuer’s or its subsidiary’s directors, officers, employees and consultants, including without limitation, the procurement of proprietary invention assignments and non-disclosure agreements from officers, employees, consultants, subcontractors and other persons who have access to such information or materials;

(kk)

the Issuer is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds of the Private Placement will not be, required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act;

(ll)

neither the Issuer nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any “directed selling efforts” (as such term is defined in Regulation S) in the United States;

(mm)

the Issuer has not sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be in violation of Section 5 of the U.S. Securities Act or any state securities laws, and all securities offered and sold in reliance upon an exemption from the registration requirements of the U.S. Securities Act, including offers and sales pursuant to Section 4(2) of the U.S. Securities Act, Regulation D or Rule 903 of Regulation S, were issued as “restricted securities” and contained an appropriate restrictive legend to such effect; further, the Issuer has not authorized the removal of any U.S. restrictive legend in violation of Rule 905 of Regulation S;

(nn)

the Issuer has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Units and would cause the exclusion from registration set forth in Rule 903 of Regulation S to become unavailable with respect to the offer and sale of the Units;

(oo)	the Issuer is a Domestic Issuer;

(pp)

the Issuer is subject to the reporting requirements of section 13(a) or 15(d) of the U.S. Exchange Act, has filed with the SEC all reports required to be filed pursuant to the U.S. Exchange Act, such reports at the time they were filed with the SEC materially complied as to form with the requirements of the U.S.Exchange Act and the Issuer is not in default of any of the requirements of the U. S. Exchange Act;

(qq)

neither the Issuer or, to the Issuer’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. The operations of the Issuer are and have been conducted at all times in compliance with applicable financial record- keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened. Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U. S. Treasury Department ("OFAC"); and the Issuer will not directly or indirectly use the proceeds of the Private Placement, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(rr)

the Issuer has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in 12 ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Issuer could have any liability;

(ss)

the Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the U.S. Exchange Act), which: (i) are designed to ensure that material information relating to the Issuer is made known to the Issuer’s principal executive officer and its principal financial officer by others within the Issuer, particularly during the periods in which the periodic reports required under the U.S. Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established;

(tt)

the Issuer maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that complies with the requirements of the U.S. Exchange Act and has been designed by the Issuer’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Issuer’s internal control over financial reporting is effective and the Issuer is not aware of any material weaknesses in their internal control over financial reporting;

(uu)

the Issuer or, to the Issuer’s knowledge, any other person associated with or acting on behalf of the Issuer including, without limitation, any director, officer, agent or employee of the Issuer or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Issuer or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment;

(vv)	the Issuer will use all reasonable efforts to file, as required, the Registration Statement within the time period set forth in the Registration Rights Agreement;

(ww)	the Issuer has not withheld, and will not withhold from the Agent, any facts relating to the Issuer or to the offering of the Units that would reasonably be considered material to a Purchaser;

(xx)

other than the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder’s fee in connection with the transactions described herein which has not otherwise been disclosed to the Agent; and

(yy)	the warranties and representations in this section are true and correct and will remain so as of the Closing.

13.2           The Agent warrants and represents to and covenants with the Issuer that:

(a)	it is a valid and subsisting corporation under the laws of the jurisdiction in which it was incorporated;

(b)	it is a broker or dealer properly registered under the Acts;

(c)

it will be acquiring Compensation Options as principal for its own account and not for the benefit of any other person and is an “accredited investor” as such term is defined under National Instrument 45-106;

(d)	the Agent has not been created or is being used solely to purchase or hold securities as an “accredited investor” as such term is defined in National Instrument 45-106;

(e)	it is a member in good standing of the Exchange;

(f)

it is not a U.S. Person, did not receive the offer to acquire Compensation Options in the United States, did not execute this Agreement and did not and will not receive any such Compensation Options in the United States and is not acquiring Compensation Options for the account or benefit of a U.S. Person or person in the United States;

(g)	in connection with the Private Placement, it will, on behalf of the Issuer, sell the Units to the Purchasers in compliance with the Acts and the restrictions set out in Section 5;

(h)	it has not and will not conduct any directed selling efforts” (as such term is defined in Regulation S) in the United States;

(i)

the Agent and its representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Securities in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Securities whose attendees have been invited by any general solicitation or general advertising; and

(j)	it will not engage in hedging transactions in regards to the Common Shares other than in compliance with Regulation S of the U.S. Securities Act.

13.3           The Agent acknowledges that none of the Compensation Options or the Agent’s Shares have been and may not be registered under the U.S. Securities Act or the securities laws of any state and that the Compensation Options may not be exercised in the United States or by or on behalf of a U.S. Person, nor may the Compensation Options or the Agent’s Shares be offered or sold in the United States unless registered under the U.S. Securities Act or pursuant to an exemption from the registration requirements thereunder and any applicable state securities law is available.

14.             EXPENSES OF AGENT

14.1           The Issuer will pay all of the expenses of the Private Placement and all the reasonable expenses incurred by the Agent in connection with the Private Placement including, without limitation, the reasonable fees and expenses of the legal counsel for the Agent.

14.2           The Issuer will pay the expenses referred to in the previous subsection even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.

14.3           The Agent may, from time to time, render accounts for its reasonable expenses in connection with the Private Placement to the Issuer for payment on or before the dates set out in the accounts.

14.4           The Issuer authorizes the Agent to deduct its reasonable expenses in connection with the Private Placement, including, without limitation, the reasonable fees and expenses of its legal counsel, from the proceeds of the Private Placement and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered.

15.             INDEMNITY

15.1           Notwithstanding any other term hereof, the Issuer will indemnify the Agent and each of the Agent’s subsidiaries and affiliates and each of their respective agents, directors, officers and employees (collectively, the “Indemnified Parties”) and save them harmless against all losses, claims, damages or liabilities:

(a)

existing by reason of an untrue material statement contained in the Disclosure Record, any Subscription Agreement or other written or oral representation made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement (except for information and statements supplied by and relating solely to the Agent);

(b)

arising directly or indirectly out of any order made by any regulatory authority, based upon an allegation that any such untrue statement or representation, or omission exists (except information and statements supplied by and relating solely to the Agent), that trading in or distribution of any of the Securities is to cease;

(c)

resulting from the failure by the Issuer to obtain the requisite regulatory approval for the Private Placement unless the failure to obtain such approval is the result of a breach of this Agreement by the Agent or the Exchange’s discretion to refuse to provide final acceptance of the subscription of any Purchaser;

(d)	resulting from the breach by the Issuer of any of the material terms of this Agreement;

(e)	resulting from any breach of any representation or warranty made by the Issuer herein;

(f)

if the Issuer fails to issue and deliver the Certificates representing the Securities in the form and denominations reasonably satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Securities does not take place;

(g)

if, following the completion of a sale of any of the Securities, a determination is made by any competent authority setting aside the sale, unless that determination arises out of an act or omission by the Agent; or

(h)	otherwise suffered by the Indemnified Party as a result of acting hereunder,

provided that, in the event of a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final order from which no appeal can be made shall determine that the losses, claims, damages or liabilities for which indemnity is claimed resulted from the negligence, wilful misconduct, fraud or dishonesty of an Indemnified Party, this indemnity shall not apply.

15.2           If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing.

15.3           The Issuer will assume the defence of any action or claim brought by a third party, including the employment of counsel and the payment of all expenses as and when such expenses are incurred.

15.4           The Indemnified Party will have the right to employ separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel if:

(a)

the Indemnified Party has been advised by counsel, acting reasonably, that representation of the Issuer and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(b)	the Issuer has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim.

15.5           It is understood and agreed that neither party may effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed.

15.6           The indemnity provided for in this section will not be limited or otherwise affected by any other indemnity obtained by any Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Parties arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

15.7           If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Issuer and each Indemnified Party will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer, on the one hand, and each respective Indemnified Party on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent misrepresentation (within the meaning of applicable securities laws) will be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.

15.8           To the extent that any Indemnified Party is not a party to this Agreement, the Agent will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

16.             RIGHT OF FIRST REFUSAL

16.1           The Issuer will provide the Agent written notice (the “ROFR Notice”) setting out the terms of any further equity financing that it requires or proposes to obtain in a brokered financing during the 12 months following the Closing Date and the Agent will have the right of first refusal (the “ROFR”) to act as the Issuer’s sole and exclusive agent to distribute securities to potential purchasers in respect of any such financing.

16.2           The ROFR must be exercised by the Agent within 10 days following the receipt of the ROFR Notice by notifying the Issuer that it will act as the Issuer’s exclusive agent with respect to such financing on the terms set out in the ROFR Notice subject to such commissions and fees as may be mutually agreed between the Agent and the Issuer.

16.3           If the Agent fails to give notice within the 10 days referred to in Section 17.2 that it will provide such financing upon the terms set out in the ROFR Notice, the Issuer will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Issuer.

16.4           The ROFR provided in this Section 17 will not terminate if, on receipt of any ROFR Notice from the Issuer under this section, the Agent fails to exercise the ROFR.

17.             ASSIGNMENT AND SELLING GROUP PARTICIPATION

17.1           The Agent will not assign this Agreement or any of its rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer, and any required notice has been given to and accepted by the Regulatory Authorities.

17.2           Notwithstanding Section 17.1, the Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investment dealers, who may or who may not be offered part of the Agent’s Commission and the Compensation Options. The Agent agrees, however, that the Compensation Options will not be offered pursuant to this paragraph and will not be issued by the Issuer except to a person who the Agent reasonably believes complies with the representations and warranties set forth in Section 13.2 of this Agreement. The Agent shall be solely responsible for all compensation of the selling group members, such compensation to be derived from the Agent’s Commission hereunder.

18.             CONFIDENTIALITY

18.1           The Agent will establish reasonable procedures to hold in confidence all information received by it from the Issuer which has not been generally disclosed to the public and will not knowingly disclose such information, except as required in its opinion, acting reasonably, to discharge its obligations:

(a)	under this Agreement; and

(b)	under applicable law or regulatory policy.

19.             PUBLIC DISCLOSURE

19.1           The Issuer agrees that no public announcement or press release concerning this Agreement or any other instrument related thereto, or the relationship between the Issuer and the Agent shall be made without prior written consent of the Agent, such consent not to be unreasonably withheld or delayed.

20.             SEVERABILITY

20.1           If any provision of this Agreement is found to be illegal or unenforceable, it will be considered separate and severable from this Agreement and the remaining provisions of this Agreement will remain in force and be binding upon the parties as though the illegal or unenforceable provision had never been included.

21.             NOTICE

21.1           All notices required to be given under this Agreement must be made in writing and either delivered or sent by facsimile to the party to whom notice is to be given at the address below or at such other address designated by that party in writing:

If to the Issuer:

IntelGenx Technologies Corp.
6425 Abrams
Ville St. Laurent, Quebec
H4S 1X9

Attention:           Horst G. Zerbe
Fax:                     (514) 331-0436

with a copy to:

Hodgson Russ LLP
150 King Street
Toronto, Ontario
M5H 1J9

Attention:           Richard B. Raymer
Fax:                     (416) 595-5021

If to the Agent:

Bolder Investment Partners, Ltd.
Suite 800 – 1450 Creekside Drive
Vancouver, BC
V6J 5B3

Attention:           Martin Burian
Fax:                     (604) 714-2301

with a copy to:

McCullough O’Connor Irwin LLP
Solicitors
Suite 2610, Oceanic Plaza
1066 West Hastings Street
Vancouver, BC
V6E 3X1

Attention:           James Beeby
Fax:                     (604) 687-7099

21.2           If notice is sent by facsimile or is delivered, it will be deemed to have been given at the time of transmission or delivery.

21.3           If notice is mailed, it will be deemed to have been received five Business Days following the date of mailing of the notice unless there is an interruption in normal mail service due to strike, labour unrest or other cause during such five Business Days, in which case any notice sent by mail shall be deemed not to have been received until it is actually received.

22.             GENERAL

22.1           Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

22.2           The representations, warranties, covenants and indemnities of the Issuer and the Agent contained in this Agreement will survive the Closing and will continue in full force and effect for the benefit of the parties, regardless of any due diligence investigation carried out by or on behalf of any party with respect thereto.

22.3           This Agreement is to be read with all changes in gender or number as required by the context.

22.4           This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns. Notwithstanding the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party.

22.5           The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

22.6           This Agreement is governed by, subject to and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the courts of the Province of British Columbia will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

22.7           Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.

22.8           This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and, except as incorporated by reference above, there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement unless signed by each party and purporting to be an amendment to this Agreement.

22.9           This Agreement may be executed in two or more counterparts and may be delivered by electronic delivery or facsimile, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the date first given above.

The remainder of this page left intentionally blank.

If the terms of this Agreement accurately reflect your understanding and you agree with them, then please signify your acceptance by signing each copy or counterpart of this Agreement on behalf of the Issuer where indicated below. Please return the originally signed copies or counterparts to us.

Yours truly,

BOLDER INVESTMENT PARTNERS, LTD.

Per:   /s/ Paul Woodward
            Authorized Signatory

The foregoing is accepted and agreed to by IntelGenx Technologies Corp.. on the 27th day of August, 2010, effective as of the date appearing on the first page of this Agreement.

INTELGENX TECHNOLOGIES CORP.

Per:   /s/ Horst G. Zerbe
            Authorized Signatory